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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 11, 2008 relating to the consolidated financial statements and financial statement schedule for the two years ended April 30, 2008 and the effectiveness of internal control over financial reporting as of April 30, 2008 of Casella Waste Systems, Inc. and its subsidiaries, which appear in Casella Waste Systems, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2008. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Vitale, Caturano, and Company, Ltd. Boston, Massachusetts October 14, 2008

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  Exhibit 23.1